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Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the references to our firm in this Registration Statement on Form S-1 (including any amendments thereto and the related prospectus) filed by MV Oil Trust and MV Partners, LLC, to our estimates of reserves and value of reserves and our report on reserves as of June 30, 2006 and to the inclusion of our report dated September 11, 2006 as an appendix to the prospectus included in such registration statement.

        We also consent to the references to our firm in the prospectus included in such registration statement, including under the heading "Experts."

CAWLEY, GILLESPIE & ASSOCIATES, INC.

By:	/s/ W. TODD BROOKER, P.E. W. Todd Brooker, P.E. Vice-President

Austin, Texas
November 8, 2006

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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS